EXECUTION VERSION SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of March 15, 2019, by and among UBIQUITI NETWORKS, INC., a Delaware corporation (the “Parent Borrower”), and UBIQUITI INTERNATIONAL HOLDING COMPANY LIMITED, an exempted company incorporated under the laws of the Cayman Islands (the “Cayman Borrower” and, together with the Parent Borrower, the “Borrowers”), certain Subsidiaries of the Borrowers party hereto (the “Guarantors”), each of the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Statement of Purpose The Borrowers, the Lenders party thereto and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of January 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have extended a term loan to the Parent Borrower and a revolving credit facility to the Borrowers. The Borrowers have requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders have agreed, to amend the Existing Credit Agreement as specifically set forth herein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement. 2. Amendments to Existing Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, the parties hereto agree that the Existing Credit Agreement is amended as follows: (a) the definition of “Permitted Acquisition” in Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating clause (h) thereof in its entirety as follows: “(h) the Administrative Agent and the Required Lenders shall have provided their written consent prior to the consummation of such acquisition if the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Equity Interests of a Borrower, to be paid in cash on a singular basis in connection with such acquisition (or series of related acquisitions), together with all other acquisitions consummated during the term of this Agreement (excluding any portion of the acquisitions paid from any Equity Issuance) exceeds in the aggregate (x) $100,000,000 minus (y) the aggregate amount of Investments made pursuant to Section 8.3(m) during the term of this Agreement.” (b) The proviso in Section 1.3(b) of the Existing Credit Agreement is hereby amended by (1) replacing the “and” after clause (i) with “,” and (2) adding a new clause (iii) immediately after clause (ii) as follows: 113985525_6

“and (iii) any lease that was classified or accounted for as an operating lease as of (and any similar lease entered into after) the Closing Date in accordance with GAAP shall be classified or accounted for as an operating lease and not a capital lease, even though, as a result of a change in GAAP or the Parent Borrower’s implementation of Financial Accounting Board Accounting Standards Codification 842, such lease would be classified and accounted for as a capital lease under GAAP.” (c) Section 8.1 of the Existing Credit Agreement is hereby amended by amending and restating clause (d) thereof in its entirety as follows: “(d) Attributable Indebtedness with respect to Capital Lease Obligations and purchase money Indebtedness in an aggregate amount not to exceed $75,000,000 at any time outstanding;” (d) Section 8.3 of the Existing Credit Agreement is hereby amended by (i) deleting “and” from the end of clause (k) thereof, (ii) replacing the period at the end of clause (l) thereof with “; and” and (iii) adding a new clause (m) immediately following clause (l) as follows: “(m) Investments consisting of purchases of minority Equity Interests in Persons that are not and will not become Affiliates of the Parent Borrower or any of its Subsidiaries (and any Investments made by Credit Parties in Non-Credit Parties the proceeds of which are used to fund such purchases of minority Equity Interests) in an aggregate amount during the term of this Agreement not to exceed (x) $100,000,000 minus (y) the aggregate amount of Permitted Acquisitions made during the term of this Agreement (based on the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Equity Interests of a Borrower, to be paid in cash in connection with such Permitted Acquisitions, but excluding any portion of such Permitted Acquisitions paid from any Equity Issuance); provided that (i) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Investment, (ii) the Person or business in which such Investment is made shall be in a line of business permitted pursuant to Section 8.11, and (iii) the Parent Borrower is in compliance on a Pro Forma Basis (for the most recent fiscal quarter end preceding such Investment for which financial statements are available and after giving effect thereto and any Indebtedness incurred in connection therewith) with (A) Section 8.13(b) and (B) a Consolidated Total Leverage Ratio no greater than 3.00 to 1.00.” (e) The last sentence of Section 8.3 of the Existing Credit Agreement is hereby amended by adding “(other than under clause (m))” after “this Section 8.3”. 3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the Administrative Agent’s receipt of this Amendment, duly executed by each of the Credit Parties, the Administrative Agent and the Required Lenders. 4. Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or 113985525_6 modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrowers, any of their Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. 5. Representations and Warranties. Each Borrower and each Guarantor represents and warrants that (a) it has the corporate or other equivalent power and authority to make, deliver and perform this Amendment, (b) it has taken all necessary corporate or other equivalent action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of such Person, (d) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) each of the representations and warranties made by such Credit Party in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date and (f) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to this Amendment and the transactions contemplated hereby. 6. Acknowledgement and Reaffirmation. By their execution hereof, each Borrower and each Guarantor hereby expressly (a) consents to this Amendment, (b) acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Notes and the other Loan Documents to which such Borrower or such Guarantor is a party remain in full force and effect (it being understood and agreed that to the extent any such covenants, representations, warranties or other obligations are expressly modified herein, such covenants, representations, warranties or obligations shall continue in full force and effect as expressly modified herein) and (c) ratifies and reaffirms any guarantee and grant of security interests and Liens on any of their respective Collateral pursuant to any Loan Document as security for or otherwise guaranteeing the Obligations under or with respect to the Loan Documents and confirm and agree that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the Obligations under the Loan Documents (after giving effect to this Amendment). 7. Costs, Expenses and Taxes. The Borrowers agree to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent. 8. Execution in Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile, telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. 113985525_6

9. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF. 10. Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Amendment is a Loan Document and is subject to the terms and conditions of the Credit Agreement. 11. Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns. [Remainder of page intentionally left blank; signature pages follow] 113985525_6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above. Borrowers: UBIQUITI NETWORKS, INC., as Parent Borrower By: /s/ Kevin Radigan Name: Kevin Radigan Title: Chief Accounting Officer UBIQUITI INTERNATIONAL HOLDING COMPANY LIMITED, as Cayman Borrower By: /s/ Robert J. Pera Name: Robert J. Pera Title: Director Guarantors: UBIQUITI CAYMAN LIMITED, as Guarantor By: /s/ Robert J. Pera Name: Robert J. Pera Title: Director UBIQUITI NETWORKS INTERNATIONAL LIMITED, as Guarantor By: /s/ Robert J. Pera Name: Robert J. Pera Title: Director UBIQUITI ENERGY, LLC, as Guarantor By: Ubiquiti Networks Inc., its manager By: /s/ Kevin Radigan Name: Kevin Radigan Title: Chief Accounting Officer Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page

UBIQUITI LABS, LLC, as Guarantor By: Ubiquiti Networks Inc., its manager By: /s/ Kevin Radigan Name: Kevin Radigan Title: Chief Accounting Officer UBIQUITI GLOBAL ENERGY LIMITED, as Guarantor By: /s/ Robert J. Pera Name: Robert J. Pera Title: Director Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page

Administrative Agent and Lenders: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender By: /s/ Lacy Houston Name: Lacy Houston Title: Managing Director Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender By: /s/ Radmila Stolle Name: Radmila Stolle Title: Global Relationship Manager Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page

FIFTH THIRD BANK, as Lender By: /s/ Valerie Schanzer Name: Valerie Schanzer Title: Managing Director Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Lender By: /s/ Matt S. Scullin Name: Matt S. Scullin Title: Senior Vice President Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page

PNC BANK, NATIONAL ASSOCIATION, as Lender By: /s/ Cheryl L. Sekelsky Name: Cheryl L. Sekelsky Title: Vice President Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page

MUFG UNION BANK, N.A., as Lender By: /s/ Matthew Antioco Name: Matthew Antioco Title: Director Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page

MUFG BANK, LTD. (f/k/a THE BANK OF TOKYO MITSUBISHI UFJ, LTD.), as Lender By: /s/ Matthew Antioco Name: Matthew Antioco Title: Director Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page

TD BANK, N.A., as Lender By: /s/ MB Collins Name: M. Bernadette Collins Title: SVP Ubiquiti Networks, Inc. Confidential Second Amendment to Second Amended and Restated Credit Agreement Signature Page

BRANCH BANKING AND TRUST COMPANY, as Lender By: /s/ Sharona Yen Name: Sharona Yen Title: Banking Officer Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page

MANUFACTURERS BANK, as Lender By: /s/ Charles Jou Name: Charles Jou Title: SVP Ubiquiti Networks, Inc. Second Amendment to Second Amended and Restated Credit Agreement Signature Page